UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 16, 2016

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

660 Madison Avenue, Suite 1700 New York, New York	10065
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 of this Current Report on Form 8-K regarding the Loan is incorporated by reference into this Item 2.03 in its entirety.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K regarding the Backstop Fee is incorporated by reference into this Item 3.02 in its entirety.

Item 8.01.  Other Events.

On November 16, 2016, SIGA Technologies, Inc. (the “Company”) issued a press release announcing the successful completion of its previously disclosed rights offering (the “Rights Offering”), pursuant to which it raised approximately $35.3 million in gross proceeds through the sale of 23,523,195 shares of its common stock. The final subscription price was $1.50 per share. The Rights Offering was made pursuant to a registration statement on Form S-1 previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on October 21, 2016. Through basic subscriptions and oversubscriptions, the Rights Offering was fully subscribed. An additional 708,530 shares at a valuation of $2.49 (the closing price of the Company’s common stock on the OTC Pink Sheets on November 16, 2016) will be issued collectively to ST Holdings One LLC (“MacAndrews”), which is a wholly owned subsidiary of MacAndrews & Forbes LLC, Blackwell Partners LLC - Series A, Nantahala Capital Partners Limited Partnership, Nantahala Capital Partners II Limited Partnership, Silver Creek CS SAV, L.L.C. and Nantahala Capital Partners SI, LP (collectively, together with MacAndrews, the “Backstop Parties”) in payment of the the five percent fee payable to the Backstop Parties (the “Backstop Fee”) in connection with the backstop agreement entered into between the Company and the Backstop Parties, which was disclosed and described in the Company’s Current Report on Form 8-K filed on October 9, 2016. Because the Rights Offering was fully subscribed, the Backstop Parties were not required to draw on such commitment.

In the press release, the Company also announced the funding of the loan (the “Loan”) under the Company’s loan and security agreement, which loan and security agreement was previously disclosed and described in the Company’s Current Report on Form 8-K filed on September 7, 2016.

The Company used the net proceeds of the Rights Offering, together with proceeds from the Loan and cash on hand, for the satisfaction of PharmAthene, Inc.’s judgment against the Company, payable by November 30, 2016 pursuant to the Company’s Third Amended Chapter 11 Plan as approved by the United States Bankruptcy Court for the Southern District of New York.

A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release of the Company, dated November 16, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

By:	/s/ Daniel J. Luckshire
Name:	Daniel J. Luckshire
Title:	Chief Financial Officer

Date:   November 18, 2016